EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 28, 1997 (except for the matters discussed in the last paragraph of Note 4, as to which the date is April 15, 1997) and to all references to our Firm included in or made a part of this registration statement.


                                                            ARTHUR ANDERSEN LLP


New York, New York
September 10, 1997